    As filed with the Securities and Exchange Commission on October 23, 2001

                                                      Registration No. 333-59758
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------


                                 AMENDMENT NO. 3

                                       TO
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                         ENBRIDGE ENERGY PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)

                  (FORMERLY LAKEHEAD PIPE LINE PARTNERS, L.P.)

               DELAWARE                          39-1715850
   (State or other jurisdiction of     (I.R.S. Employer Identification
    incorporation or organization)                  No.)

                               LAKE SUPERIOR PLACE
                             21 WEST SUPERIOR STREET
                             DULUTH, MINNESOTA 55802
                                 (218) 725-0100

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

                                  CHRIS KAITSON
                           1100 LOUISIANA, SUITE 2900
                              HOUSTON, TEXAS 77002
                                 (713) 650-8900

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                    Copy to:

                                 JOHN A. WATSON
                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                                HOUSTON, TX 77010
                                 (713) 651-5151

                             ----------------------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective, as determined by market conditions.

                             ----------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ----------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, we expect to incur in connection with the issuance and distribution of the Class A Common Units being registered. All amounts shown are estimated except the Securities and Exchange Commission registration fee. Enbridge Energy will bear all such costs.


    Securities and Exchange Commission registration fee...........      $125,000

    New York Stock Exchange Listing Fee...........................        38,500

    Accounting fees and expenses..................................        25,000

    Legal fees and expenses.......................................       150,000

    Printing and engraving expenses...............................        50,000

    Transfer Agent's Fee..........................................         2,500

    Miscellaneous.................................................         4,000
                                                                        --------
             Total................................................      $395,000
                                                                        ========

 ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Partnership agreements of Enbridge Energy and the Operating Partnership provide that Enbridge Energy or the Operating Partnership, as the case may be, will indemnify (to the fullest extent permitted by applicable law) certain persons (each, an "Indemnitee") from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgements, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with any claim, demand, action, suit or proceeding to which the Indemnitee is or was an actual or threatened party and which relates to the Partnership agreement of Enbridge Energy or the Partnership agreement of the Operating Partnership or the property, business, affairs or management of Enbridge Energy and the Operating Partnership. This indemnity is available only if the Indemnitee acted in good faith, in a manner in which such Indemnitee believed to be in, or not opposed to, the best interests of Enbridge Energy and the Operating Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Indemnitees include the general partner, any Departing Partner (as defined in the Partnership agreement of Enbridge Energy or the Partnership agreement of the Operating Partnership), any affiliate of the general partner or any Departing Partner, any person who is or was a director, officer, employee or agent of the general partner or any Departing Partner or any affiliate of either, or any person who is or was serving at the request of the general partner, any Departing Partner, or any such affiliate as a director, officer, partner, trustee, employee or agent of another person. Expenses subject to indemnity will be paid by the applicable partnership to the Indemnitee in advance, subject to receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined by a court of competent jurisdiction that the Indemnitee is not entitled to indemnification.

         Enbridge Energy will, to the extent commercially reasonable, purchase and maintain insurance on behalf of the Indemnitees, whether or not Enbridge Energy would have the power to indemnify such Indemnitees against liability under the applicable partnership agreement.

         Subject to any terms, conditions or restrictions set forth in the Partnership Agreement of Enbridge Energy or the Partnership agreement of the Operating Partnership, Section 17-108 of the Delaware Revised Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

         Reference is made to Exhibit 1.1 hereto, which will contain provisions for indemnification of Enbridge Energy, the general partner and its directors, officers, and any controlling persons, against certain liabilities for

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information furnished by the underwriters and/or agents, as applicable, expressly for use in a prospectus supplement.

ITEM 16. EXHIBITS

EXHIBIT
NUMBER                     DESCRIPTION
-------                    -----------

1.1*  --  Form of Underwriting Agreement
3.1 -- Certificate of Limited Partnership of Enbridge Energy Partners, L.P. (incorporated herein by reference to Exhibit 3.1 to Enbridge Energy Partners, L.P.'s Registration Statement on Form S-1 (File No. 33-43425))
3.2   -   Certificate of Amendment to Certificate of Limited Partnership of
          Enbridge Energy Partners, L.P. (Incorporated herein by reference to
          Exhibit 3.2 to Enbridge Energy Partners, L.P. Form 10-K/A filed on October 9, 2001 (File No.1-10934))
4.1 -- Form of Certificate representing Class A Common Units (incorporated herein by reference to Exhibit 4.1 to Enbridge Energy Partners, L.P. Form 10-K/A filed on October 9, 2001 (File No.1-10934))
4.2 -- Amended and Restated Agreement of Limited Partnership of Enbridge Energy Partners, L.P., dated April 15, 1997 (incorporated herein by reference to Exhibit 2 to the Enbridge Energy Partners, L.P.'s Form 8-A/A (Amendment No. 2), dated May 2, 1997 (File No. 1-10934))
4.3   -   Amendment to Amended and Restated Agreement of Limited Partnership of
          Enbridge Energy Partners, L.P. dated August 28, 2001 (incorporated herein by reference to Exhibit 4.3 to Enbridge Energy Partners, L.P. Form 10-K/A filed on October 9, 2001 (File No.1-10934))
5.1 -- Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities

8.1 -- Opinion of Fulbright & Jaworski L.L.P. as to certain federal income tax matters (incorporated herein by reference to Exhibit 8.1 to Amendment No. 1 to Form S-3 of Enbridge Energy Partners, L.P., filed on August 9, 2001 (Reg. No. 333-59758))


23.1 -- Consent of PricewaterhouseCoopers LLP (incorporated herein by reference to Exhibit 23.1 to Form S-3 of Enbridge Energy Partners, L.P., filed on April 27, 2001 (Reg. No. 333-59758))


23.2  --  Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)


24.1 -- Powers of Attorney (incorporated herein by reference to Exhibit 24.1 to Form S-3 of Enbridge Energy Partners, L.P., filed on April 27, 2001 (Reg. No. 333-59758))


-----------
 * To be filed as an exhibit to a Current Report on Form 8-K.


ITEM 17. UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         - To include any prospectus required by Section 10(a)(3) of the Securities Act;

         - To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         - To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the first two items of paragraphs A(l) above do not apply if the information required to be included in a post-effective amendment by those items is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Enbridge Energy's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, in the State of Minnesota, on October 23, 2001.


                            Enbridge Energy Partners, L.P.

                            By:  Enbridge Energy Company, Inc., as
                                 general partner

                            By:  /s/ J.L. BALKO
                                 -----------------------------------
                                           J.L. Balko
                                        (Chief Accountant)

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.


     SIGNATURE                           TITLE                        DATE
     ---------                           -----                        -----


/s/ D.C. TUTCHER
--------------------------       President and Director
     Dan Tutcher              (Principal Executive Officer)     October 23, 2001



/s/ J.L. BALKO                      Chief Accountant
--------------------------     (Principal Financial and
     J.L. Balko                   Accounting Officer)           October 23, 2001


           *
--------------------------
    E.C. Hambrook                     Director                  October 23, 2001


           *
--------------------------
     G.K. Petty                       Director                  October 23, 2001


           *
--------------------------
      P.D. Daniel                     Director                  October 23, 2001


           *
--------------------------
     C.A. Russell                     Director                  October 23, 2001


           *
--------------------------
      D.P. Truswell                   Director                  October 23, 2001


*By:  /s/ J.L. BALKO
    ----------------------------

    J.L. Balko, Attorney-in Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
1.1*  --  Form of Underwriting Agreement
3.1 -- Certificate of Limited Partnership of Enbridge Energy Partners, L.P. (incorporated herein by reference to Exhibit 3.1 to Enbridge Energy Partners, L.P.'s Registration Statement on Form S-1 (File No. 33-43425))
3.2   -   Certificate of Amendment to Certificate of Limited Partnership of
          Enbridge Energy Partners, L.P. (Incorporated herein by reference to
          Exhibit 3.2 to Enbridge Energy Partners, L.P. Form 10-K/A filed on October 9, 2001 (File No.1-10934))
4.1 -- Form of Certificate representing Class A Common Units (incorporated herein by reference to Exhibit 4.1 to Enbridge Energy Partners, L.P. Form 10-K/A filed on October 9, 2001 (File No.1-10934))
4.2 -- Amended and Restated Agreement of Limited Partnership of Enbridge Energy Partners, L.P., dated April 15, 1997 (incorporated herein by reference to Exhibit 2 to the Enbridge Energy Partners, L.P.'s Form 8-A/A (Amendment No. 2), dated May 2, 1997 (File No. 1-10934))
4.3   -   Amendment to Amended and Restated Agreement of Limited Partnership of
          Enbridge Energy Partners, L.P. dated August 28, 2001 (incorporated herein by reference to Exhibit 4.3 to Enbridge Energy Partners, L.P. Form 10-K/A filed on October 9, 2001 (File No.1-10934))
5.1 -- Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities

8.1 -- Opinion of Fulbright & Jaworski L.L.P. as to certain federal income tax matters (incorporated herein by reference to Exhibit 8.1 to Amendment No. 1 to Form S-3 of Enbridge Energy Partners, L.P., filed on August 9, 2001 (Reg. No. 333-59758))


23.1 -- Consent of PricewaterhouseCoopers LLP (incorporated herein by reference to Exhibit 23.1 to Form S-3 of Enbridge Energy Partners, L.P., filed on April 27, 2001 (Reg. No. 333-59758))


23.2  --  Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)


24.1 -- Powers of Attorney (incorporated herein by reference to Exhibit 24.1 to Form S-3 of Enbridge Energy Partners, L.P., filed on April 27, 2001 (Reg. No. 333-59758))

----------
 * To be filed as an exhibit to a Current Report on Form 8-K.